Exhibit 1.1
$150,000,000
RAMBUS INC.
     % Convertible Senior Notes Due 2014
UNDERWRITING AGREEMENT
June      , 2009
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.
As Representatives of the Several Underwriters,
c/o Credit Suisse Securities (USA) LLC,
     Eleven Madison Avenue,
         New York, N.Y. 10010-3629
Dear Sirs:
     1. Introductory. Rambus Inc., a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters $150,000,000 aggregate principal amount (“Firm Securities”) of its      % Convertible Senior Notes Due 2014 (“Securities”) and also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than an additional $22,500,000 aggregate principal amount (“Optional Securities”) of its Securities as set forth below, all to be issued under an indenture, dated as of June      , 2009 and as supplemented through the First Closing Date (“Indenture”), between the Company and U.S. Bank National Association, as Trustee. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.
     2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:
     (a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-     ), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
     For purposes of this Agreement:
     “430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

     “430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means       (Eastern time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     “Rules and Regulations” means the rules and regulations of the Commission.
     Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.
     “Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
     “Trust Indenture Act” means the Trust Indenture Act of 1939.
     “Underlying Shares” shall mean shares of the Company’s common stock, par value $0.001 per share, into which the Securities are convertible.
     (b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
     (c) Automatic Shelf Registration Statement.
     (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.
     (ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement.
     (iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its reasonable efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.
     (e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus dated June      , 2009 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General

Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (g) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below).
     (h) Subsidiaries. None of the subsidiaries of the Company, either alone or in the aggregate, constitute a Significant Subsidiary (as such term is defined in Rule 1-02 of Regulation S-X as promulgated under the Act).
     (i) Execution and Delivery of Indenture. The Indenture has been duly authorized by the Company and has been duly qualified under the Trust Indenture Act; at each Closing Date, the Indenture will have been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (j) Offered Securities. The Offered Securities have been duly authorized by the Company, and when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and delivered and paid for pursuant to this Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Offered Securities will conform in all material respects to the description thereof contained in the General Disclosure Package, the Final Prospectus and the Indenture.
     (k) Underlying Shares. When the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, such Offered Securities will be convertible into the Underlying Shares in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Prospectus; as of the date hereof, there are no outstanding shares of preferred stock of the Company; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.
     (l) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement.
     (m) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the offering, issuance and sale of the Offered Securities by the Company, except for as may be required by the securities or Blue Sky laws of various states.
     (n) Absence of Defaults and Conflicts. Each of (i) the execution, delivery and performance of the Indenture and this Agreement, and (ii) the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof and (iii) the issuance and delivery from time to time of the Underlying Shares by the Company upon conversion of the Offered Securities in accordance with the terms of the Offered Securities and the provisions of the Indenture will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by laws of the Company or any such subsidiary, except, in the case of clauses (A) and (B) above, to the extent such breach, violation or default would not reasonably be expected to have a Material Adverse Effect; and the Company has full power and authority to authorize, issue and sell the Offered Securities.
     (o) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (p) Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that could reasonably be expected to have a Material Adverse Effect; and except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable (as to the Company) leases with no exceptions that could reasonably be expected to have a Material Adverse Effect.

     (q) Possession of Licenses and Permits. The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
     (r) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to result in a Material Adverse Effect.
(s) Possession of Intellectual Property. The Company and its subsidiaries own or possess the legal right to use all trademarks, trade names, copyrights, domain names, trade secrets, and, to the Company’s knowledge, patent rights, licenses and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct their businesses as now conducted, (as described in the General Disclosure Package and the Final Prospectus), and except as disclosed in the General Disclosure Package and Final Prospectus, the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Intellectual Property Rights owned by the Company or its subsidiaries and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company or its subsidiaries have not been finally adjudged invalid or unenforceable, in whole or in part. Except as disclosed in the General Disclosure Package and the Final Prospectus, there is no pending or to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any of the Company’s Significant Intellectual Property Rights, as defined below, and there is no pending or to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any other Intellectual Property Rights that would be reasonably expected to result in a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus, there is no pending or to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any of the Company’s Significant Intellectual Property Rights, and there is no pending or to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any other Intellectual Property Rights that would be reasonably expected to result in a Material Adverse Effect. “Significant Intellectual Property Rights” means (i) U.S. Patent Nos. 5,915,105; 5,953,263; 5,954,804; 5,995,443; 6,032,214; 6,032,215; 6,034,918; 6,035,365; 6,038,195; 6,067,592; 6,101,152; 6,182,184; 6,260,097; 6,266,285; 6,314,051; 6,324,120; 6,378,020; 6,426,916; 6,452,863; 6,546,446; 6,564,281; 6,584,037; 6,697,295; 6,701,446; 6,715,020; 6,751,696; 6,807,598; 6,470,405; 6,591,353; 7,287,109; 7,287,119; 7,330,952; 7,330,953; 7,360,050; 7,177,998; 7,210,016; 6,304,937; and 7,209,997; and (ii) all patents descending from the patent application numbers 07/510,898; 08/545,292; 09/169,206; and 09/841,911. Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries has received any notice of a claim of infringement, misappropriation or conflict with Intellectual Property Rights of others, which infringement, misappropriation or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the General Disclosure Package and the Final Prospectus. None of the technology or intellectual property used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation to which the Company is a party or, to the Company’s knowledge, any of its officers, directors or, to its knowledge, its employees or to its knowledge otherwise in material violation of the rights of any persons. Except as disclosed in the General Disclosure Package and the Final Prospectus, the licenses that the Company has entered into in connection with its Intellectual Property and which are required to be filed with the Commission and are currently in effect, including, but not limited to, cross-license agreements, royalty-generating contracts and international licenses (the “Material Contracts”) are valid, binding (as to the Company) and, to its knowledge, the other party and remain in full force and effect and the Company has not received any notice of any material breach or any material default under such agreement which breach or default has not been cured or waived and neither the Company, nor to the knowledge of the Company, any other party to the Material Contracts, is currently in material breach or default of any Material Contract.
     (t) Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries (i) is, to the Company’s knowledge, in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property that to the Company’s knowledge is contaminated with any substance that is subject to any Environmental Laws, (iii) is, to the Company’s knowledge, liable for any off site disposal or contamination pursuant to any Environmental Laws, or (iv) is, to the Company’s knowledge, subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would reasonably be expected to individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.
     (u) Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, (i) would reasonably be expected to individually or in the aggregate have a Material Adverse Effect, (ii) would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or (iii) which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are to the Company’s knowledge threatened.
     (v) Financial Statements. The financial statements (which term as used in this Agreement includes the related notes and schedules thereto) included in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with the requirements of the Act and the Exchange Act and fairly present, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (“GAAP”). PricewaterhouseCoopers LLP, which has expressed its opinion with respect to and certified certain financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm within the meaning of Regulation S-X under the Act and the Exchange Act. Any non-audit services provided by PricewaterhouseCoopers LLP to the Company have been approved by the audit committee of the Company’s board of directors to the extent required by the Exchange Act.
     (w) No Material Adverse Change. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, or any development or event involving a prospective material adverse change in the condition (financial or otherwise), business, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Company with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants).
     (x) Internal and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.
     (y) Exchange Act Reporting. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system.
     (z) Investment Company Act. The Company is not an open-end investment company, unit investment trust or face amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”) and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act.
     (aa) Exhibit Filings. The Company has filed all agreements or instruments required to be filed with the Commission under the Exchange Act pursuant to Item 601(b)(10) of Regulation S-K.
     (bb) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, or employee has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (cc) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (dd) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ee) Use of Proceeds. The Company intends to use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of      % of the principal amount thereof, the respective principal amounts of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.
     The Company will deliver against payment of the purchase price the Firm Securities in the form of one or more permanent global securities in definitive form (the “Firm Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any Firm Global Securities will be held only in book entry form through DTC, except in the limited circumstances described in the General Disclosure Package. Payment for the Firm Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank designated by the Company and reasonably acceptable to the Representatives drawn to the order of Rambus Inc. at the office of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), 650 Page Mill Road, Palo Alto, California at [10:00 A.M.] (New York time), on June •, 2009, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date,” against delivery to the Trustee as custodian for DTC of the Firm Global Securities representing all of the Firm Securities. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Global Securities will be made available for review at the above office of WSGR at least 24 hours prior to the First Closing Date.
     In addition, upon written notice from the Representatives given to the Company from time to time not more than 12 days subsequent to the First Closing Date, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per principal amount of Offered Securities. The Company agrees to sell to the Underwriters the principal amount of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the principal amount of Firm Securities set forth opposite such Underwriter’s name in Schedule A hereto bears to the total principal amount of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of cover over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as the “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives on behalf of the several Underwriters but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given, nor in any event later than 12 days following the First Closing Date.
     The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Optional Closing Date in the form of one or more permanent global Securities in definitive form (each, an “Optional Global Security”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Payment for such Optional Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank designated by the Company and reasonably acceptable to the Representatives drawn to the order of Rambus Inc. at the office of WSGR, against delivery to the Trustee as custodian for DTC of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
     5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:
     (a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.
     (b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.
     (e) Furnishing of Prospectuses. The Company will furnish to the Representatives (i) two copies of the Registration Statement, including all exhibits, and any Statutory Prospectus and (ii) copies, in such quantities as the Representatives reasonably request, of the Final Prospectus, in each case as soon as available and including all amendments and supplements thereto. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
     (f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in any jurisdiction where it is not currently subject to taxation.
     (g) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.
     (h) Payment of Expenses. The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Indenture, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, and the preparation and printing of this Agreement, the Offered Securities, the Indenture, the preliminary offering prospectuses and the Final Prospectus (including, in each case, amendments and supplements thereto), and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) fees and expenses incident to any listing of the Offered Securities or the Underlying Shares on the NASDAQ Stock Market; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions the Representatives designate and the printing of memoranda relating thereto; (vi) any expenses incurred in distributing preliminary offering prospectuses and the Final Prospectus (including, in each case, any amendments and supplements thereto) to the Underwriters and any expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

     (i) Conversion. The Company will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Common Stock upon conversion of the Offered Securities.
     (j) Absence of Manipulation. In connection with the offering, until the Representatives shall have notified the Company and the other Underwriters of the completion of the resale of the Offered Securities by the Representatives and the Underwriters, neither the Company nor any of its affiliates controlled by it has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates controlled by it has a beneficial interest any Offered Securities or, except in connection with marketing activities conducted in coordination with the Representatives or the other Underwriters, attempt to induce any person to purchase any Offered Securities; and neither it nor affiliates controlled by it will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.
     (k) Restriction on Sale of Securities. For a period of 60 days after the date of the Final Prospectus, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any United States dollar denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or any Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock or warrants or other rights to purchase shares of Common Stock or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives; provided that such restriction shall not apply to: (i) the Offered Securities; (ii) shares of Common Stock issued by the Company upon conversion of the Offered Securities or upon the exercise or conversion of options, warrants or convertible securities, in each case outstanding on the date of this Agreement; (iii) employee stock options granted and shares of Common Stock issued under plans existing on the date of this Agreement; (iv) the filing of any registration statement on Form S-8 to register shares of Common Stock reserved for issuance under the Company’s equity compensation plans; (v) the issuance of or agreement to issue             shares of Common Stock in connection with the Company’s acquisition of one or more businesses, products or technologies (whether by means of merger, stock purchase or asset purchase); provided, that the Company shall not issue or agree to issue any shares of Common Stock in connection with such an acquisition during the 30 days after the date of the Final Prospectus; provided, further, that the aggregate number of shares of Common Stock that the Company may issue or agree to issue in connection with such an acquisition during the period from the 31st day to the 60th day after the date of the Final Prospectus shall not exceed 1,000,000 shares; and (vi) any existing obligations as may be required by the Amended and Restated Information and Registration Rights Agreement dated January 7, 1997, among the Company and the parties indicated therein or the Registration Rights Agreement dated February 1, 2005, among the Company, Credit Suisse First Boston LLC and Deutsche Bank Securities Inc.
     The Company shall use its reasonable efforts to maintain a program under which its executive officers and directors who are party to the lock-up letters described in Section 7(h) hereof may sell shares of Common Stock pursuant to the exemptions contained in clauses (i) and (ii) of the third paragraph of such letters. Such program shall be reasonably designed and enforced by the Company to ensure that such officers and directors sell no more than an aggregate of 50,000 shares of Common Stock issued upon the exercise of options that will expire prior to December 31, 2009, and no more than an aggregate of 125,000 shares of Common Stock issued upon the vesting of restricted stock units, in each case during the period that such lock-up letters are in effect. If at any time the Company has knowledge that shares of Common Stock in excess of such limitations have been sold by such officers and directors in violation of such lock-up agreements or this Agreement, the Company shall immediately notify the Underwriters and take all reasonably necessary actions to prevent any such further sales.

     (l) Filing Fees. The Company shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     6. Free Writing Prospectuses.
     (a) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
     (b) Term Sheets. The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
     (a) Accountants’ Comfort Letter. On the date of this Agreement and on such Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided, that the letter delivered on such Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.
     (b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.
     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over the counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.
     (d) Opinion of Counsel for Company. The Representatives shall have received an opinion, in a form reasonably satisfactory to counsel for the Underwriters, dated such Closing Date, of WSGR, counsel for the Company, substantially in the form as Exhibit B hereto.
     (e) Opinion of General Counsel for Company. (e) The Representatives shall have received an opinion of the General Counsel of the Company, in a form reasonably satisfactory to counsel for the Underwriters, dated such Closing Date, substantially in the form as Exhibit C hereto.
     (f) Opinion of Counsel for Underwriters. The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, an opinion, dated such Closing Date, with respect to the validity of the Offered Securities and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (g) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer or an officer performing similar functions and a principal financial or accounting officer of the Company in which such officers on behalf of the Company, to their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission; and that, subsequent to the dates of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
     (h) Lock-up Letters. On or prior to the date of this Agreement, the Representatives shall have received lockup letters, in the form set forth in Exhibit A hereto, from each of the named executive officers listed in the Company’s most recent Definitive Proxy Statement on Schedule 14A as filed with the SEC and directors of the Company, as set forth on Schedule C hereto.
     (i) Indenture. At or prior to the First Closing Date, each of the Company and the Trustee shall have executed and delivered the Indenture and the Company.
     (j) NASDAQ Listing. At or prior to the First Closing Date, the Underlying Securities shall be approved for listing on the NASDAQ Global Select Market, subject to notice of issuance.
     The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the First Closing Date, an Optional Closing Date or otherwise.
     8. Indemnification and Contribution.
     (a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (i) in any part of the Registration Statement at the time it became effective as to the Underwriters, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) in the Final Prospectus, the General Disclosure Package, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
     (b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (i) in any part of the Registration Statement at the time it became effective as to the Underwriters, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) in the Final Prospectus, the General Disclosure Package, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter under the caption “Underwriting,” the       paragraphs; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(c) of this Agreement.
     (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party. In no event will any indemnifying party be liable for fees and disbursements of more than one counsel, plus the fees and disbursements of any local counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general obligations or circumstances, unless an indemnified party reasonably determines that representation of such indemnifying party and the indemnified party by the same counsel would present a conflict of interest, including if such indemnified party reasonably determines that one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party.
     (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten and distributed to the public by it were initially offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).
     (e) Cumulative Obligations; Liability for Control Persons. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.
     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company will reimburse the Underwriters for all out of pocket expenses (including fees and disbursements of counsel) reasonably incurred by it them in connection with the offering of the Offered Securities.
     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Fax: (212) 325-4296, Attention: LCD-IBD, and J.P. Morgan Securities Inc., 383 Madison Avenue, New York, NY 10179, Fax: (212) 622-8358, Attention: Equity Syndicate Desk, with a copy to Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, CA 94025, Attention: Alan Denenberg, or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 4440 El Camino Real, Los Altos, CA 94022, Attention: General Counsel, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304, Attention: Aaron J. Alter; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or faxed and confirmed to such Underwriter.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
     13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the offering contemplated hereby, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;
     (b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.
     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Rambus Inc.

By:
Name:
Title:
The foregoing Underwriting Agreement is hereby
   confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

J.P. Morgan Securities Inc.

By:	Name:
Title:
Acting on behalf of themselves and as the
     Representatives of the several Underwriters

SCHEDULE A

Principal
Amount of
Underwriter	Firm Securities
Credit Suisse Securities (USA) LLC	$

J.P. Morgan Securities Inc.	$

Total	$

SCHEDULE B
1. General Use Free Writing Prospectuses (included in the General Disclosure Package)
“General Use Issuer Free Writing Prospectus” includes each of the following documents:
1. Final term sheet, dated                     , a copy of which is attached hereto.
2. Other Information Included in the General Disclosure Package
The following information is also included in the General Disclosure Package:
[None]

SCHEDULE C
LOCKUP PARTICIPANTS

Executive Officers	Directors
Harold Hughes	Harold Hughes

Satish Rishi	Bruce Dunlevie

Thomas R. Lavelle	J. Thomas Bentley

Sharon E. Holt	Sunlin Chou

Martin Scott	P. Michael Farmwald

Penelope A. Herscher

Mark Horowitz

David Shrigley

Abraham D. Sofaer

Eric Stang

EXHIBIT A
FORM OF LOCKUP AGREEMENT

EXHIBIT B
COMPANY COUNSEL LEGAL OPINION

EXHIBIT C
GENERAL COUNSEL LEGAL OPINION